                                                                    EXHIBIT 23.7



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Amendment No. 2 to the Registration Statements (No. 333-3890 and 333-3890-01) on Form S-3 of Highwoods Properties, Inc. and Highwoods/Forsyth Limited Partnership of our report dated March 7, 1994 relating to the financial statements of AP Southeast Portfolio Partners, L.P. which appears on page F-13 in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended June 3, 1996 and June 18, 1996. We also consent to the references to us under the heading "Experts" in the prospectus that is part of such Registration Statements.



PRICE WATERHOUSE LLP
Dallas, Texas
June 18, 1996